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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree) 01/01








                 OEM Software development and License Agreement


                                     Between

                            HEWLLET PACKARD COMPANY

                                       And

                              SCANVEC AMIABLE, INC.




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    OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree) 01/01



                 OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

                             Agreement N": OM 01/01

This OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT (this "Agreement") is made as of 30th March, 2001 (the "Effective Date") by and between SCANVEC AMIABLE, INC., a company ("SA") located at International Plaza Two, Suite 625, Philadelphia, Pennsylvania 19113, USA and HEWLETT-PACKARD COMPANY, a Delaware Corporation and its Subsidiaries, divisions and affiliates ("HP"), especially Hewlett-Packard Espanola, S.A. having a large and wide format printer division ("InkJet Commercial Division") located at Avda. Graells 501, 08 190. Sant Cugat del Valles, Barcelona (Spain).

Recitals:


WHEREAS, SA designs and manufactures graphics software and composes related documentation for use with the Macintosh, Power Macintosh and PC computers,

WHEREAS, HP desires to obtain a license from SA of certain rights with respect to certain of SA's customized graphics software and related documentation used with the Windows and Macintosh platforms, as designated herein, and SA desires to grant such license to HP, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the patties hereto agree as follows:

1 DEFINITIONS

1.1 "Program" shall mean SA's Licensed Software(s) listed and described in Exhibit A, attached hereto and made a part hereof, in object and source code, specifically to update functionality of the existing Macintosh ("MAC") HP DesignJet 3500CP, 2500CP PS3, 1055CM PS3, 1050 CM PS3, 5000PS and 800PS drivers to support the Apple Mac OS X Operating system, including creation of PostScript drivers in both Emulation and Native modes and a Macroinstaller for all drivers.

1.2 "Documentation" means the manuals and other documentation that SA ordinarily makes available with the Program and any other documentation and information regarding the Program which HP reasonably requests for evaluation and use of the Program as contemplated herein, including those items listed and described in Exhibit A hereto.

1.3 "Deliverables" shall mean the Developed Code for the Program, Documentation and other materials to be delivered by SA to HP with respect to each Milestone.

1.4 "Specifications" means the technical and functional requirements for the Program and/or Documentation as set forth or referenced in Exhibit A or as otherwise agreed to by the parties.

1.5 "Development Program" shall mean the activities undertaken by the parties hereunder for the development of the Program and Documentation satisfying the Specifications pursuant to this Agreement, according more specifically to Exhibit D.

1.6 "Development Work" shall mean the Program, Documentation and all other results and items arising out of the Development Program, including without limitation, all Deliverables, programming materials, inventions, designs, notes, records, memoranda, documentation, models, prototypes and other materials, as well as all Enhancements, derivatives and modifications thereof, and all intellectual property rights thereto.

1.7 "Enhancements" shall mean all error corrections, bug fixes, modifications, new features, new functionalities, upgrades, versions and updates with respect to the Program or Documentation.

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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree) 01/01

1.8 "HP Property" shall mean all property, including without limitation, models, tools, equipment, copies of designs and documentation and other materials that may be furnished to SA by HP or on HP's behalf or separately paid for by HP for use by SA in connection with this Agreement,

1.9 "Milestone" shall mean each development or delivery milestone of the Development Program as set forth in the "Milestone Schedule" attached hereto as Exhibit D. "Milestone Payment" means a payment obligation related-to the achievement and acceptance of a particular Milestone.

1.10 "Specifications" shall mean the technical and functional requirements for the Program and/or Documentation as set forth or referenced in Exhibit B or as otherwise agreed to by the parties.

1.11 "OEM Products" means, collectively, the Program and Documentation developed by SA for HP under this Agreement.

1.12 "HP Printer(s)" means any HP printer model, in all its supported configurations and subsequent revisions and replacements, and with all associated peripherals, if any, that HP desires to use in conjunction or otherwise integrate with the Program developed by SA under this Agreement.

1.13 "Subsidiaries" means an entity controlled by or under common control with a party to this Agreement, through ownership or control of more than fifty percent (50%) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

1.14 "Launch Date of the HP Printer" means the initial date of availability of a HP Printer for sale and delivery to end-users, HP shall provide SA with notice of the Launch Date of the HP Printer with at least 30 days in advance.

1.15 "Complete Copy" of Program includes (i) a master copy of the Program in object code form (as specified on Exhibit A hereto) on the media described on Exhibit A that satisfies all functional specifications set forth in the Documentation, and (ii) all Documentation and technical manuals for the Program in the form(s) and on the media described in Exhibit A.

2        DEVELOPMENT EFFORT



2.1 Development, Commencing upon the execution of this Agreement, SA agrees to use its best reasonable efforts to perform its obligations under the Development Program, to achieve each Milestone and to deliver Deliverables, which satisfy the Specifications.

2.2 Program Management and Changes. Each party designates the person(s) set forth in Exhibit F as the primary contact of each patty with respect to this Agreement, which person(s) may be re-designated by a party by notice to the other. In the event of a necessary or desired change in any material aspect of the Development Program, the parties shall use-their good faith efforts to reach agreement regarding any such change in writing prior to its implementation. A proposed change shall be initiated by the proposing party in a written notice to the other party. The receiving party shall review such proposal in a timely manner. The parties agree to discuss in good faith the effect on each party of such proposed change, including any effect on the objectives and/or cost of the Development Program.

3        DELIVERY AND ACCEPTANCE



3.1 Delivery. A detailed schedule for the development of the OEM Products and the corresponding intermediate Milestones and Deliverables is specified in Exhibit A. SA agrees to use its best reasonable efforts to perform its delivery obligations according to the provisions contained in this Agreement and the Exhibits attached.

         Upon completion of each Milestone for which SA is responsible, SA shall promptly notify HP and deliver to HP the corresponding Deliverables. Prior to the delivery of any Deliverable, SA will perform its internal testing to assure that such Deliverable conforms to the Specifications. SA agrees to use its reasonable best efforts to perform its delivery obligations according to the provisions contained in this Agreement and the Exhibits attached.

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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree) 01/01



3.2 Form of Deliverables. Deliverables consisting of software shall be in object code form-only. Deliverables consisting of Documentation shall be in both human-readable and electronic formats. Other Deliverables shall be in the form and format as specified in the Milestone Schedule attached hereto as Exhibit A.

3.3 Acceptance. HP will have thirty (30) days from the date of receipt of a Complete Copy of the Program to evaluate it for conformity with the Specifications and shall either (a) accept the Program pursuant to the provisions of this Section 3.3, or (b) return the Program for rework, or reject the Program

         HP will be entitled to test and evaluate any intermediate Deliverable and/or the Program by whatever means it deems appropriate consistent with SA's rights in the Deliverable and/or the Program, and SA hereby grants to HP any licenses needed for HP to perform its evaluation. Such licenses will include the right of HP to use third party subcontractors to achieve the foregoing, provided such subcontractors are approved in writing by SA and agree in writing to be bound by the confidentiality requirements of Section 10.3 of this Agreement. If HP returns a Deliverable and/or the Program for rework, SA agrees to use its best reasonable efforts to correct the listed defects and resubmit the Deliverable and/or the Program for re-evaluation under the same acceptance procedure. HP shall provide SA with a written description of all listed defects in sufficient detail to enable SA to identify the areas in which the Deliverable and/or the Program do not conform to the Specifications. HP shall have the right to reject a Deliverable and/or a Program only if SA fails to materially correct the listed defects within fifteen (15) days after HP has returned the Deliverable and/or the Program to SA for rework as described above. In the event HP rejects a Deliverable and/or the Program, it will give SA written notice of rejection stating with specificity the reasons for its rejection, and this Agreement will terminate with respect to that Program. No payment will be payable to SA unless the intermediate Deliverable and/or the Program has been accepted by HP in writing. HP shall provide SA with HP's written acceptance within fifteen (15) days after the Deliverable and/or the Program in question materially conforms with the Specifications.

3.4 Program Enhancements. SA agrees to deliver to HP a Complete Copy of any Program enhancement within five (5) days of its release by SA. HP wilt have the right to test and evaluate the Enhancement under the acceptance procedure described above.

3.5 Access to HP Printer Prototypes. In case SA is provided with any prototype of an HP Printer to assist SA with its development and support obligations hereunder, SA agrees to comply strictly with the HP provided confidentiality obligations specified in this Agreement in connection with them, and agrees to implement at least the following additional security measures in order to protect the secrecy of such HP Printer prototypes and related printing supplies:

                    SA will install the HP Printer prototypes in a secure,
                      non-public location within the SA's premises,

                    Access to the HP Printer prototypes will be restricted to
                      authorized employees of SA only who have signed the appropriate confidentiality agreement.

                    The HP Printer prototypes must be covered with a cover when not in use.

                    SA will destroy all expired printing supplies (printheads, ink containers, print cleaners, media,, . .) by following at least the same measures as those usually expected from a reasonable party to destroy its own confidential information.

                    The HP Printer prototypes will not be used by SA for any
                       other purposes different than those related to this Agreement.

                    HP will have the right to visit SA's premises during normal business hours, with a prior notice often (10) days written notice by HP and not more frequently than twice in any twelve (12) month period, solely for the purpose of verifying the compliance of the security measures mentioned above by SA.



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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT  N(degree) 01/01

4        OWNERSHIP AND LICENSES

4.1 License to the Program. SA hereby grants to HP, under SA's intellectual property rights, an-exclusive, worldwide license to use, reproduce, display, distribute, import and disclose the Program in object code format only for use in conjunction with an HP Printer.

         Such use limitation will also apply in the case of Enhancements for distribution to customers for support and maintenance purposes. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing, and distribute the Program and/or Enhancements through any method HP deems appropriate, including but not limited to electronically through HP websites.

4.2 License to the Documentation. SA hereby grants to HP, under SA's intellectual property rights, a -exclusive, worldwide license to use, reproduce, display, translate, import, disclose, distribute, modify and prepare derivative works or compilations of: (a) the Documentation; and
         (b) modifications, derivative works and compilations based upon the Documentation for use with a Program. These rights are exercisable in any medium. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing, and distribute the Documentation and modifications, derivative works and compilations based upon the Documentation through any method HP deems appropriate, including but not limited to electronically through HP websites.

         The right to modify and prepare derivative works and compilations is granted solely for the purposes of combining Documentation of more than one program, condensing Documentation, and formatting and preparing Documentation for user accessibility.

4.3 License to Photograph (Marketing Materials). SA hereby grants to HP, under SA's intellectual property rights, a non-exclusive, worldwide license to capture visual images of the Program screen displays and packaging, the Documentation and the CD-ROM, if any, and to use, reproduce, display, perform, distribute, import and modify such photographs and modifications and images solely in connection with HP's marketing and support of the Program and training with respect to the Program. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing.

4.4 Restrictions. HP will not disassemble, reverse engineer or otherwise modify any Program without prior written authorization from SA.

4.5      Localized Versions.



         The licenses granted hereunder with respect to the Program and associated Documentation will include all localized versions thereof developed by or on behalf of SA. Upon the request of HP, SA agrees to use its best reasonable efforts to localize the Program for additional countries upon a schedule and cost to be agreed upon in good faith by the parties.

         In the event that SA fails to make commercially available such a localized version of the Program under the schedule agreed upon, then SA agrees to grant to HP, on terms to be reasonably agreed upon in good faith, a non-exclusive license to modify the Program in order to localize the Program, and the non-exclusive right to use, reproduce, display and distribute such localized versions developed by HP, in object code form, to end users directly or through HP's third party channels of distribution. HP may subcontract its localization efforts, subject to confidentiality restrictions reasonably satisfactory to SA. Under such license, SA will provide HP, on payment terms to be reasonably agreed upon in good faith, with reasonable technical assistance, all necessary object code Program and any related compilers, utilities, listings or other materials necessary for HP to create a localized version of the Program, which HP agrees to treat as Confidential Information of SA under Section 10 herein in perpetuity or the longest period allowed by law.

4.6 Trademarks. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, "Marks") of the other party. Notwithstanding the foregoing, SA acknowledges that HP may use SA's name and the name of the Program in the course of marketing and distributing such Program as bundled

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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree)01/01 with the HP Printer. The style and text regarding the aforesaid use shall be subject to SA's prior written consent. HP will assure that a notice is affixed to or accompanies the Program stating that the Program incorporated therein is licensed exclusively for use by the purchaser thereof, but only to the extent that such use is reasonably necessary for the proper use of the HP Printers for the purposes for which they were designed and providing that such Program shall not be used otherwise than as authorized under the license terms.

4.7 Ownership. Subject to the rights and licenses granted to HP hereunder, SA retains all right, title and interest in the Programs and Documentation, and the commercial exploitation of same, including, without limitation, all copyrights, patent, trade secret, proprietary and/or all other intellectual property rights.

         Notwithstanding above, SA will need HP's prior written authorization to use any material developed under this Agreement to develop, license, distribute or market other software programs, and will not use any HP know-how, confidential information or trade secret obtained, accessed or received under this Agreement for any purpose other than the performance of this Agreement without HP's prior written consent.

4.8 Software License Terms. HP will be entitled to use its then current standard form software license terms for marketing and sublicensing the Programs under this Agreement so long as the content of such software license form is substantially similar to that contained in the form attached hereto as Exhibit G

         End-user will have the right to install a copy of the Program in one computer unit connected to the HP Printer unit, as far as the Program is used only in conjunction with such HP Printer unit.

4.9 Copyright Notices. Unless otherwise stated in the Exhibits attached, HP agrees that it will not remove any copyright notices, proprietary markings, trademarks or tradenames of SA from the Program or Documentation. SA and HP agree that a second HP copyright notice in HP's standard copyright notice form may be added to any HP modification authorized in writing by SA.

5        PROGRAM MAINTENANCE AND SUPPORT

5.1      Maintenance and Support.

                SA agrees to provide HP and its customers with ongoing maintenance and support for the Program. SA agrees to maintain such number of qualified personnel as is necessary to provide such timely and knowledgeable maintenance and support service.

                Notwithstanding any termination of this Agreement other than resulting from any breach of this Agreement by HP, SA agrees to maintain and support the Program distributed by HP for at least five (5) years after the Launch Date of the Program.

         In the event that SA fails to comply with their maintenance and support obligations under this Agreement and such failure continues for a period of fifteen (15) days after written notice from HP to SA, then SA will grant HP with a non-exclusive license to use object code of the Program in order to maintain and support the Program, and the exclusive, worldwide right to use, reproduce, display and distribute such modified versions developed by HP, in object code form, to end users directly or through HP's third party channels of distribution. HP may subcontract its maintenance and support efforts, subject to confidentiality restrictions reasonably satisfactory to SA. Under such license, SA will provide HP with reasonable technical assistance, all necessary object code of the Program and any related compilers, utilities, listings or other materials necessary for HP to maintain and support the Program, which object code HP agrees to treat as Confidential Information of SA under Section 10 herein in perpetuity or the longest period allowed by law.

5.2 New HP Printers. The parties intend that during the term of this Agreement, the Program will be compatible with future releases and revisions of the HP Printers, including new or revised versions of the operating systems for the HP Printers, provided that such new HP Printers support the Program, and with currently existing and future releases and revisions of currently existing or non-existing third party host operating systems. Upon request by HP,

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         OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree)01/01

         SA agrees to use its best reasonable efforts to provide HP with the Program adapted for use with such new HP Printers within ninety (90) days after notification from HP, provided that HP makes available to SA such hardware and Program reasonably necessary for SA to develop and qualify such adapted Program,

         Amounts to be paid by HP to SA for these adaptations of the Program will not exceed the then-existing rates SA charges its most favored customers for similar works.

5.3 Backward Compatibility. Any subsequent Program will be backward compatible with the previous version of the Program provided by SA under this Agreement.

5.4 HP Proposed Enhancements. HP may from time to time request significant functionality Enhancements to the Program. SA agrees to use its best reasonable efforts to provide HP with such functionality Enhancements to the Program.

         Amounts to be paid by HP to SA for these Enhancements to the Program will not exceed the then-existing rates SA charges its most favored customers for similar works.



6        PAYMENT

6.1 Payment. HP agrees to pay SA according to Exhibit C, unless otherwise set forth herein,

         (a) Milestone payments, if any, will be made within thirty (30) days after acceptance by BP of the Deliverables associated with such Milestone. In the event that a Milestone is missed due to a delay caused by HP, half of the NRE due shall be paid to SA on the original Milestone date. The other half of the NRE in question will be paid when the Milestone is achieved. In the event that a Milestone is missed due to a delay caused by SA, HP shall not make payment of the NRE, until SA achieves the Milestone.

6.2 Audit. Upon fifteen (15) days prior written notice to HP, SA may, at its own expense, appoint a nationally recognized independent auditor, to whom HP has no reasonable objection, or designate SA's regularly engaged certified public accounting firm, to audit and examine such records at HP's offices during normal business hours, solely for the purpose of confirming the accuracy of license payments hereunder. Such audit may be made no more often than once every twelve (12) calendar month period. In the event that an audit reveals an overpayment by HP, SA agrees to promptly refund or credit HP for such overpaid amount. In the event that such audit reveals an underpayment by HP, HP agrees to pay for the audit and promptly pay SA the amount of such underpayment, This right of audit will be subject to SA's auditor executing HP's standard Confidential Disclosure Agreement,

6.3 Fee Warranty. SA warrants that the amounts payable hereunder by HP are no greater than those for any other licensee for similar quantities of those software programs on similar non-HP hardware that correspond to the Program under this Agreement, and SA agrees to retroactively pass on to HP the lowest rate or price it has given to any other licensee, commencing effectively on the date it so grants the lower rate or price to any other licensee.

6.4 Taxes. HP will be solely responsible for taxes on amounts paid to SA by HP under this Agreement, including all state and local use, sales, withholding, property (ad valorem) and similar taxes, but excluding any taxes based upon SA's net income,

7        WARRANTY AND INTELLECTUAL PROPERTY PROTECTION



7.1 General Warranty, SA warrants that it has full power and authority to grant HP the rights granted herein and that the Program and accompanying Documentation will be free of any and all restrictions, settlements, judgments or adverse claims.

7.2 Program Warranty. SA warrants that the Program referred to herein will operate in accordance with and

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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree)01/01 substantially conform to the Documentation, manuals, any specifications provided or agreed to, and any relevant data sheet or promotional literature provided by SA to HP. Such warranty shall remain in effect for a period of ninety (90) days from the Launch Date.

7.3 Encumbrances Warranty. SA warrants that the Program referred to herein will be free and clear of all liens, encumbrances, restrictions, and other claims against title or ownership, be free from any liability for royalty payments owed to any third parties, and, to the best of SA's actual knowledge, that the OEM Products delivered to HP will be free of viruses.

7.4      No Infringement.

         (a) SA warrants to HP that, to the extent of SA's actual knowledge, the Program, alone or when use in combination with the Hp Printer accompanying Documentation, trademarks, copyrights and trade names of SA referred to in this Agreement does not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party and that SA is not aware of any facts upon which such a claim for infringement could be based. SA will promptly notify HP if it becomes aware of any claim or any facts upon which a claim could be based.

7.5      Intellectual Property Protection.

(a) SA will, at HP's option, defend and hold harmless HP, and its Subsidiaries, from any claim, suit, or proceeding alleging that the Program, or any combination of the Program with an HP Printer, or the Documentation, or any part thereof, or any Printer provided as part of SA's support services furnished by SA under this Agreement constitutes an infringement of any third party's patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use. SA agrees to pay all damages and costs awarded in a final and binding adjudication with respect to such claim or agreed to by SA in any settlement of that claim, up to an amount not to exceed _____________.

(b) In case any Program or Documentation or any part thereof in such suit is held to constitute an infringement and its use is enjoined, SA will, at its own expense and at its option (i) procure for HP and its customers the right to continue use, or (ii) if applicable, replace the same with a noninfringing program and documentation of equivalent function and performance, or (iii) modify them so they become noninfringing without detracting from function or performance.

(c) HP will give SA prompt notice of any such claim or action, and will give SA the authority, information, and reasonable assistance (at SA's expense) necessary to defend. If SA does not diligently pursue resolution of the claim nor provide HP with reasonable assurances that it will diligently pursue resolution, then HP may, without in any way limiting its other rights and remedies, defend the claim.

(d) Notwithstanding the foregoing, SA will have no responsibility for claims arising solely and directly from (i) unauthorized moditications of the Program made by HP if such claim would not have arisen but for such moditications, or (ii) unauthorized combination or use of the Program with Printers not contemplated herein if such claim would not have arisen but for such combination or use.

(e) SA shall have no liability for any claim arising solely and directly from: (a) the sale or use of a superseded or altered model or release of the Program is such infringement would be avoided by the sale or use of a current or unaltered model or release of the Program and such claim is based on the Program which were sold by HP after a date agreed by both parties; (b) the operation or use of any Program furnished under this Agreement in a manner not contemplated by this Agreement and not otherwise authorized in writing by an authorized representative ofSA; (c) the combination or use of any Program with equipment, software or other material not contemplated by the present Agreement and not authorized in writing by an authorized representative ofSA, if such infringement would have not occurred but for such combination or use; (d) any claim of infringement by the combination the of the Program with the Hp Printer, if the Program alone would not infringe and additionally the Program would not contribute to such infringement.

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OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree)01/01



(f) THIS SECTION 7.6 STATES THE ENTIRE LIABILITY OF SA AND HP WITH RESPECTTO ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE PROGRAM OR DOCUMENTATION.

7.6 Epidemic Failure Warranty. In addition to the warranties specified herein, SA warrants the Program against epidemic failures through the fault of SA for a period of three years after HP's acceptance of the Complete Copy of the Program. An epidemic failure means the occurrence of a failure resulting in 70% of the Program user base expressing intent to return the Program for refund. In the case of an epidemic failure through SA 's fault, as SA's sole liability for a breach of the aforesaid epidemic warrants SA shall reimburse HP for all reasonable out-of pocket costs incurred by HP in recalling, replacing, or repairing the affected Programs in an amount not exceeding the amounts paid by HP to SA under this Agreement. Epidemic failure related reimbursements shall be made within forty-five (45) days after receiving an itemized invoice therefore from HP with supporting documentation in reasonable detail.

7.7 Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SA MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE PROGRAM, THE DELIVERABLES AND/OR ANY OTHER PRODUCTS OR-SERVICES PROVIDED BY SA UNDER THIS AGREEMENT, THEIR MERCHANTABILITY: OR FITNESS FOR ANY PARTICULAR PURPOSE.

8        TERM AND TERMINATION

8.1 Term. Unless otherwise terminated earlier under this Section 8, the initial term of this Agreement will be twelve months after the Launch Date for the first HP Printer unit which use the Program (the "Term"), After the initial Term, this Agreement will be automatically extended for up to four (4) additional six-month periods, unless terminated. upon 60 days advance written notice by HP prior to expiration of the initial Term or of any additional six-month periods. Notwithstanding, HP shall have the right (and SA will be obligated in such regard) to extend this Agreement for the whole manufacturing life of the HP Printer, provided, however, such extension will not exceed two (2) years in the absence of SA's written agreement to extend this Agreement for a longer period.

8.2 Termination for Breach. Either party may terminate this Agreement by written notice to the other party if the other party breaches any material provision of this Agreement and such breach is not cured within thirty (30) days after written notice thereof is received by the breaching party, or if such breach cannot be cured within such thirty
         (30) day period, such longer period as may be necessary to cure the breach provided the breaching party commences such cure within such thirty (30) days and pursues such cure diligently to completion.

8.3 Cancellation of an HP Project. In case HP decides to cancel the introduction of an HP Printer, HP may at its sole discretion terminate this Agreement for the concerned Program by providing SA with thirty
         (30) days prior written notice. Upon receipt of such notice, SA will use its reasonable efforts to minimize the expenses to be incurred in such thirty-day period. Upon termination of the Agreement, HP will reimburse SA for the reasonable expenses actually incurred by SA under this Agreement in connection with such Program.

8.4 Prior Termination. This Agreement may be terminated at any time upon sixty (60) days prior written notice by either party if either party files a voluntary petition in bankruptcy or under any similar insolvency law, makes an assignment for the benefit of its creditors, becomes insolvent, or if any involuntary petition in bankruptcy or under any similar insolvency laws is filed against it, or if a receiver is appointed for, or a levy or attachment is made against substantially all of its assets, and such involuntary petition is not dismissed or such receiver or levy or attachment is not discharged within ninety
         (90) days after the filing or appointment thereof.

8.5      Effect of Termination



         In the event of termination by HP due to material breach of SA prior to delivery and acceptance of the Program to HP which remains uncured after the applicable grace period:

                  SA shall within fifteen (15) deliver to HP all development work made prior to the effective date of such

OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree)01/0 1 termination, in object code only, and all HP property and information in SA's possession relating to the Program. In the event of such termination and contemporaneously with the delivery, HP shall be relieved of all obligations to make payments for any Deliverables that were not accepted by HP.

                  SA shall make available to HP all necessary object code relating to the development work and any related compilers, utilities, listings or other materials necessary for HP to develop or have developed the Program, and will grant a license to HP on the pre-existing Program under similar license terms than the license described in Section 4. 1

         In the event of HP terminates the Agreement due to a material breach of SA after delivery and acceptance of the Program which remains uncured after the applicable grace period:
         HP shall have the right to terminate this Agreement;

                  any licenses granted to SA by HP hereunder shall immediately terminate;

                  SA shall immediately return to HP all HP property or information then in possession of SA,; HP will have the right of license to use the Deliverables or the Program at least for the period of time up to the end of the Term of the Agreement, according to Clause 8.1 ; and

                  If HP elects not to terminate this Agreement, the rights and licenses granted to and the obligations of HP under this Agreement will survive.

         (c) Nohvithstanding any termination of this Agreement, all sublicenses granted to end users for use of the Program and for which SA has been compensated under Section 6 of this Agreement will survive,

8.6 Survival. Nohvithstanding any termination of this Agreement, the provisions of this Agreement regarding, payment, support, warranty, indemnification, liability, confidentiality, effect of termination and the miscellaneous provisions will survive for a period of two (2) years from the termination date.

9        LIABILITY

9.1 Indemnity. Either party agrees, at its sole expense, to indemnify, defend, and hold the other party, its agents, employees, successors and assigns, harmless for, and forthwith reimburse such party, its agents, employees, successors and assigns, for any loss, cost, damage or expense (including reasonable attorney's fees, expert fees and other reasonable costs of litigation) up to the amount paid by HP to SA on the project covered under the Agreement (including NRE's and license fees during the term of the Agreement), arising from the breach by the other party of any of its obligations under the terms and provisions of this Agreement.

9.2 Force Majeure. Neither party shall be liable for any failure or delay in its performance under this Agreement to the extent that such performance is rendered impossible due to acts of God, acts of civil or military authority, fires, floods, earthquakes or other similar situations as far as:

         (a) the force majeure situation (i) was not reasonably foreseeable when the agreement was made, (ii) is beyond the control of the non-performing party and (iii) is not caused by the negligence or willful misconduct of such party; and

         (b) the non-performing party(i) has taken all reasonable steps to avoid or mitigate such situation and its consequences, (ii) has not defaulted in performing the obligation before the events occurs, (iii) makes all reasonable efforts to remedy such delay in its performance, including but not limited to actions under business recovery plan, (iv) gives the other party immediate written notice of such actual or potential situation cause, and (v) promptly provide any further information in relation to the delay that the other patty reasonably requires.

                  If performance is delayed for a continuous period of 1 month or it is foreseen that performance for a continuous

OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree) 01/01 period of three (3) months, the party to whom performance is owed may terminated part or in full this Agreement by written notice to the other party.

9.3 Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS EXPRESSLY PROVIDED OTHERWISE UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE ABOVE, SAID LIMITATION OF LIABILITY IN NO MANNER REDUCES OR LIMITS SA'S OR HP'S -LIABILITIES AND INDEMNITIES UNDER
         SECTION 7.6 ABOVE OR THE PARTIES' OBLIGATIONS UNDER SECTION 10.3 OF THIS AGREEMENT.

10       CONFIDENTIAL INFORMATION



10.1 The Program.. The Program in object code form and related Documentation provided to HP hereunder are deemed non-confidential, and HP is not under any obligation to SA to restrict access to or use of such Program in object code form or related Documentation, provided HP complies with the terms of this Agreement.

10.2 Confidential Information. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event such information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the information shall (i) be marked as confidential at the time of disclosure, or (ii) if disclosed orally but stated to be confidential, be designated as confidential in a writing form by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within a reasonable period of time after such oral disclosure. Notwithstanding any provision to the contrary, all object code provided by SA or HP to the other, and all business information with respect to any unpublished SA or HP products, are deemed Confidential Information for the purposes of this Section 10.



10.3 Protection of Confidential Information. The receiving party will protect any such Confidential Information of the disclosing party from unauthorized disclosure to third parties with the same degree of care as the receiving party uses for its own similar information for a period of five (5) years from the date of disclosure, unless otherwise provided in this Agreement, The foregoing restriction will not apply to any information which is(i) already known by the receiving party prior to disclosure, (ii) independently developed by the receiving party prior to or independent of the disclosure, (iii) publicly available,
         (iv) rightfully received from a third party without a duty of confidentiality, (v) disclosed under operation of law without imposition of further confidentiality requirements of the recipient of the Confidential Information, or (vi) disclosed by the receiving party with the disclosing party's prior written approval.

11       MISCELLANEOUS CLAUSES



11.1 Publicity. SA and HP agree not to publicize or disclose the existence or terms of this Agreement to any third patty without the prior written consent of the other party except as required by law, as expressly permitted in this Agreement or, in the case of SA, as otherwise deemed necessary by SA or HP in connection with disclosure to shareholders, governmental or other regulatory organizations, and/or SA's professionals, subcontractors or consultants. SA will not publicly acknowledge that it is the source of the Program except as aforesaid. In particular, no press releases shall be made without the mutual written consent of each party. In order to minimize the risk of unintentional disclosures of this Agreement by HP, HP will use its reasonable efforts to inform its employees about the confidential nature of this Agreement.

l1.2 Notices. All notices to be given under this Agreement must be in writing addressed to the receiving party's

OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N(degree) 01/01 designated recipient specified in Exhibit F. Notices are validly given upon the earlier of confirmed receipt by the receiving party or three days after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

11.3 EihitExhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.

11.4 Independent Contractors. The relationship of the parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venture of or with the other.

11.5 Assignment. Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, either party, or their permitted successors, assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent, but with at least thirty (30) days advance and written notice to the other-party: (1) to any entity controlled by, or under common control with, HP the assigning party, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of the assigning party, or its permitted successive assignees or transferees. No such assignment shall constitute a release of the assigning patty's obligations, duties and responsibilities under this Agreement. In addition, SA shall have the right to assign its rights to receive any payments from HP under this Agreement, prior communication of at least thirty days (30) days to HP. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

11.6 No Waiver. The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

11.7 Best Efforts Obligation. Except as expressly provided herein, HP may at its sole discretion decide whether or not to use or distribute the Program, as it deem appropriate. Nothing in this Agreement shall be construed or interpreted as placing a "best effort" standard upon HP with respect to the use and distribution of the Program,

11.8 Non-Restrictive Relationship. Nothing in this Agreement shall be construed to preclude HP from independently developing, acquiring from other third parties, distributing or marketing other products which may perform the same or similar functions as the Program provided under this Agreement.

11.9 Export Control. The patties agree to comply with all applicable United States laws and regulations that may govern the export of Program abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

11.10 Definition of Days. All references in this Agreement to "days" will, unless otherwise specified herein, mean calendar days.

11.11 Headings. The Section headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

11.12 Severabilitv. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will

        OEM-SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT (degree) 01/01 marketing is consistent with the terms of this Agreement. Without limiting the generality of the foregoing sentence, nothing in this Agreement will be construed or interpreted to place a "best effort" obligation upon HP with respect to marketing the HP printers and the Program or preclude HP from independently, developing, purchasing, licensing or marketing any product which performs the same or similar function of the Program.


11.14 Entire Agreement. Except as expressly provided for in this Agreement neither party has, in executing this Agreement, relied upon any representation or other statement made by the other party or the other party's agents, representatives, employees, or attorneys. This Agreement represents the entire agreement between the parties with respect to its subject matter, and supersedes all prior communication, understandings, or agreements, whether oral or written. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

11.15 Governing Law. This Agreement will be governed in all respects by the laws of the State of New York without reference to any choice of laws provisions.


1.16 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

Agreed:

HEWLETT-PACKARD COMPANY                 Scanvec Amiable, Inc.


By: /s/ Santiago Morera                 By: /s/ Ramon Harel
    ----------------------------            ---------------------------------
Print Name: Santiago Morera             Print Name: Dr. Ramon Harel
Title: Controller                       Title: President



Exhibits

Exhibit A     -    Product Overview, Description, Deliverables and Localizations


Exhibit B     -    Product Specifications


Exhibit C     -    Pricing


Exhibit D     -    Development Schedule


Exhibit E     -    Quality Plan



Exhibit F     -    Relationship and Account Managers


Exhibit G     -    HP Software License

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                                    EXHIBIT A

                                    EXHIBIT A




1. Product overview and description


Apple plans to release its most recent operating system, Mac OS X, in Spring 2001. HP would like to make all its devices simultaneously compatible with the release of OS X. To comply with this corporate directive and to increase the competitiveness of its product line, ICD requests that SA update TCD's existing Macintosh drivers.

The project will focus on:


o Building a macro installer which automatically detects the HOS and language while prompting for the printer model:

         o        Installer ___________ for installers

         o        ___________ for the macroinstaller

o        Customizing Adobe PS 8.7 to run an OS 9 driver on OS X in Emulation
         Mode

o        Customizing LaserWriter drivers for Native Mode in OS X

o        Documentation for these drivers

o        Incorporation of PPD and ColorSync profiles files

o        Extensive QA testing (further described in Appendix 1C to Amendment)

         o        Installation of Adobe PS 8.7 on Mac OS 8.1 and higher
         o        Emulation mode printing
         o        Native mode printing
         o        I/OTests
         o Compatibility of 8.7 drivers with PPD in Emulation mode printing
         o Compatibility of LaserWriter drivers with PPD in Native mode printing

2. Deliverables

The following items will be delivered before release of the software:

From ICD:

o        Functional printers with latest firmware

o        Reasonable supply of ink

o        Reasonable supply of media

From SA:

o        Product Specification

o        Product Testing Plan

o        Beta software for Evaluation

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

         o        Beta documentation for Evaluation

         Key deliverables are:

         o One CD containing all language versions of the drivers for all Macintosh operating systems.

         o A macroinstaller which launches the correct driver installer based on user's OS and language.

         o        English and localized user documentation on the CD.

         ICD will provide PPDs and ColorSync profiles.

3. Localization

Documentation will be different for each combination of driver and operating system. Files will provided in either HTML r PDF format.

NRE estimates are based on a one-page document of 900 words for 9 total languages.

SA will translate the English version into the following languages:

1. Spanish
2. French
3. Italian
4. German
5. Japanese
6. Korean
7. Traditional Chinese
8. Simplified Chinese


The localization process will begin once English software and documentation have passed the QA process and ICD approves all English documentation and software terminology. The localization process will be a two-phase approach that means the software will be completed first, followed by an ICD review process. After ICD approves all software terminology, documentation will be localized as the second phase. All documentation will then be reviewed by ICD.

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01



[LOGO]

                                    EXHIBIT B
                             Product Specifications

                           MAC OS X PostScript Drivers
                                   Version 1.3
                                Authors _________

                                 Date: 26/03/01

Distribution List:


____ - PostScript Group Manager
____ - Postscript Solutions Engineer

References:
HOMER project: PostScript Drivers External Reference Specification

Changes History:



Version 1.0            16/10/00      -->   First version.

Version 1.1            20/11/00      -->   MacroInstaller ScreenShots.

                                     -->   MacroInstaller Localization.

                                     -->   Remove support for 1060/1065CM.

Version 1.2            12/12/00      -->   Schedule change

Version 1.3            26/03/01      -->   Schedule change

                                     -->   QA test change

                                     -->   Mac OSX Plug-in support

Purpose


In this document we describe the requirements for the Mac OS X PostScript drivers roll. In order to provide a printing solution in MAC OS X for the HP DesignJet Family, It is necessary:


o MacroInstaller program: This installer is the boot program launched automatically when the user inserts the HP Mac connectivity CD-ROM in the Mac. This program detects the Mac OS system, OS language and ask the user by the Printer Model, launching the correct driver installer.

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01


o Emulation Mode PostScript drivers: In order to run a MAC OS 9 driver on MAC OSX, it is necessary to provide a customization of Adobe PS 8.7 for all the HP DesignJet PostScript products except HP DesignJet 800PS and HP DesignJet 3000PS (HP DesignJet 800PS and HP DesignJet 3000PS solution is already based on Adobe PS 8.7).

o Native Mode PostScript drivers: It's necessary to provide a LaserWriter customization. For the Mac OSX timeframe, the customization will be done ough the PPD only and a special Mac OS X native installer is needed.

                                  Distribution

The HP DesignJet Mac OS X solution will be distributed in a CD-ROM into the box with each HP DesignJet PostScript printer. This CD-ROM will contain a MacroInstaller, all Mac OS drivers ( Mac OS 8.1 - 9.0 and Mac OS X) for all HP DesignJet PostScript printers, for all languages. The HP DesignJet PostScript printers family is:

o        HP DesignJet 3500CP PS3 / HP DesignJet 2500CP PS3
o        HP DesignJet 1055CM PS3 / HP DesignJet 1050CM PS3
o        HP DesignJet 5000PS
o        HP DesignJet 800PS

Localizations: English, French, German, Italian, Spanish, Japanese, Korean, Taiwanese and Chinese


o        Connectivity supported:


Native mode: Appletalk, LPR and USB.

Emulation Mode: Appletalk, LPR, USB and IPP.

Description

                               Printing Scenarios

The user will have two printing scenarios in Mac OSX. One for print from Mac OS 9 applications (Emulation mode) and a second path printing from Mac OS X native applications.

The Installation process will install in the system two drivers: a MacOS 9 driver based on Adobe PS 8.7 and a Mac OS X drivers based on LaserWriter. The user must create two printers in the system: One printer created ough the chooser or DTPU (Mac OS 9 print environment) and a second printer created with the PrintCenter (Mac OS X print environment).

Each driver will have different installer and documentation but the PPD and Colorsync profiles will be the same file. The Mac OS X native solution will be based on exactly the same PPD and Colorsync profiles provided with the current Mac Os 8.1 - 9.X driver.


                                  Installation


    The HP DesignJet CD-ROM will contain one directory for each printer model and each directory with one installer for each localization:

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

         /MacroInstaller program
         /HP DesignJet 3500CP/2500CP
             /MacOS9
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer
                    Taiwanese Installer
                    Japanese Installer
              /MacOSX
        .           /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer
                    Taiwanese Installer
                    Japanese Installer

         /HP DesignJet 1055CM/1050CM
              /MacOS9
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer
                    Taiwanese Installer
                    Japanese Installer
              /MacOSX
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                    Taiwanese Installer
                    Japanese Installer

         /HP DesignJet 5000PS
              /MacOS9
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer
                    Taiwanese Installer
                    Japanese Installer
              /MacOSX
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer
                    Taiwanese Installer
                    Japanese Installer

        /HP DesignJet 800PS
              /MacOS9
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer
                    Korean Installer
                    Chinese Installer
                    Taiwanese Installer
                    Japanese Installer
              /MacOSX
                    /PPDs
                    English Installer
                    French Installer
                    German Installer
                    Italian Installer
                    Spanish Installer

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

               Korean Installer
               Chinese Installer
               Taiwanese Installer
               Japanese Installer

           On Mac OSX native printing path, for all the localizations and printer models, two plug-ins developed by HP must be copied in the Mac OS X plug-in folder. These plug-ins provides the printer specific functionality provided by Apple on Mac OS 8/9 but not available on Mac OS X.

           The MacroInstaller program is launched automatically when the CD-ROM is introduced into the Mac computer, showing the following bitmap file:



           --------------------           ---------------------

           [Photo Omitted]                Macintosh software

           --------------------           ---------------------


           --------------------           ---------------------

                                                     hp
           hp designjet series                     invent
           --------------------           ---------------------

      The program will detect automatically the OS localization in order to show the MacroInstaller messages in the correct localization. The MacroInstaller will show the following dialog boxes:

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

        [Photo Omitted]

        -----------------------------------------------------------------------
        Welcome

                  Welcome to the HP DesignJet Setup Program.

                  Setup will guide you through the installation of your printer. It will copy printer software to your PC and update Windows files.

                  ! Make sure your printer is properly connected to your network or computer and that the printer is turned on.

                       It is strongly recommended that you close all other applications before continuing this Setup. Click on Help to find out how to close open applications.

                  Click Next to continue

                                                          Next >     Cancel
        -----------------------------------------------------------------------

        Will show to the user the following printer list:

        o HP DesignJet 3500CP PS3 / HP DesignJet 2500CP PS3

        o HP DesignJet 1055CM PS3 / HP DesignJet 1050CM PS3

        o HP DesignJet 5000PS

        o HP DesignJet 800PS

        [Photo Omitted]

        -----------------------------------------------------------------------
        Select Printer

                  Select the printer for which you are installing the software:

                  HP DesignJet 1055CM
                  HP DesignJet 1050/PS
                  HP DesignJet 1050C
                  HP DesignJet 3500CP
                  HP DesignJet 3000CP
                  HP DesignJet 2500CP
                  HP DesignJet 2000CP
                  HP DesignJet 755CM (C3198A)
                  HP DesignJet 755CM (C3198B)
                  HP DesignJet 750C Plus/PS
                  HP DesignJet 750C Plus
                  HP DesignJet 750C (C3195A)

                  Click Next to continue

            Help                             (Back        Next)      Cancel
        -----------------------------------------------------------------------

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

         the MacroInstaller will launch the specific installer for the OS , Language and Printer model selected.

         If the Mac OS is Mac OS X, the MacroInstaller will launch both, the Mac OS 9 and Mac OS X installer.

         Implementation notes

         The main pieces of the Mac OS X roll project will be:

         o MacroInstaller. Running on Mac OS 8.1 - 9.X and MAC OS X.

         o Adobe PS 8.7 driver customization running on Mac OS 8.1 - 9.X and Mac OS X emulation mode.

         o Laser Writer driver customization running on Mac OS X native mode based on PPDs + 2 plug-ins provided by ICD.

         Check Points

         Refer to the attached schedule

         QA testing

         Refer to the attached QA test plan.

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                                   EXHIBIT C

                                     Pricing

         NRE charges agreed upon by the parties amount to ______, which shall be paid by HP to SA, according to the following deliverables schedule (prior reception by HP of the appropriate invoice):

                  o $_____ upon execution of the Amendment by both parties,

                  o $_____ upon delivery of the Adobe PS 8.7 drivers for the CP and 105X platforms and the delivery of the English Native drivers for all platforms,

                  o $_____ upon delivery of the Macroinstaller and localized native drivers for Mac OS X for all platforms.

         NRE fees are based on only two (2) builds per installer. Fees do not include shipping or customs fees for ICD printers sent to SA.

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                                   EXHIBIT D

                              Development Schedule

         CHECKPOINTS:

         1.-      Native Drivers and Emulation Drivers for the English
                  Localizations: April 22nd 2001

         2.-      Native Drivers and Emulation Drivers for the FIGS
                  Localizations: June 17th 2001

         3.-      Native Drivers and Emulation Drivers for th KJCT
                  Localizations: July 3rd 2001

         4.- Final Gold Master CD with both Native and Emulation drivers for the languages: August 1st, 2001

OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                                   EXHIBIT E

                                  QA Test Plan

         Test plan for HP OSX project

         February 28, 2001

         The testing will be performed in several stages, based on the progress of the software development.

         There are 6 different installers that need to be made for English, plus the Macro installer. All of these will be localized. There are three printers, each printer will have an installer for OS8/9 and another for OSX.

         After each phase the installers will be placed on FTP for HP review. The version on FTP will be the version that had the testing performed. After placing on FTP we will make sure file decompresses and works as expected (to check for compression problems). An email will be sent to HP describing the drop on FTP and listing what has been tested, what needs to be tested, what has been fixed since last drop, and what items remain to be fixed.

         Durations are quoted in man-weeks.

         1-Testing _____ and _____ under Mac OS8/9

         The _____ and _____ installers were provided by HP, but were using an older version of AdobePS. We have updated these to use AdobePS 8.7 and re-assembled the installer. Other than the new AdobePS, the rest of the components that install are identical to the previously tested installer.

         There is no need to test the 800/5000 installers as they were already using the AdobePS 8.7 and no additional changes were necessary.

         This phase of the testing is for the English software, so it will be performed under English OS.

         OS         Test
         ----------------
         8.1        Basic test
         8.5.1      Basic test
         8.6.1      Not tested
         9.0.4      Basic test
         9.1        Not tested (will be tested in Phase 2 with OSX testing)

         The basic test will consist of the following
         -Software installs on a clean environment
         -Correct ICCs and PPDs are installing based on which model you select -Correct documentation is installed and can be accessed
         -HP options appear in Printer Specific Options page
         -Custom page sizes are included
         -Standard page sizes are all available

         Note - For the _____ and _____ we need to know what features are implemented in the PPD and if any plug-ins exist so we can test for these functions. We already know how the 800/5000 functions with the PPD and plug-ins, but for the other models we need to know what options are supported and what features are added.


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         -AdobePS 8.7 version is installing
         -Chooser allows printer to be configured
         -PPD is compatible with AdobePS 8.7, correct features must be available -Print from Simple text can be sent over network to printer
         -Print from Tier 1 over AppleTalk works

         Duration - 4 drivers need to be installed, each time on three different clean OSes. This should take 3 days per round of testing (about 90mins each). Several rounds may be necessary depending on what fixes are able to be incorporated into the installer.

         Note - we need to know what applications are considered Tier 1 for this phase. If it is only Adobe Illustrator 9 and Adobe Photoshop 6 then this will add 2 hours per platform per application to testing. Because of the long duration required to do a clean install and test each Tier 1 application I propose that we limit the number of Tier 1 applications for this phase of testing, and also only perform it for one OS (OS9.0.4). This will add 2 additional days to the testing per round.

         This phase can begin immediately.

         2-Mac OSX testing

         The Mac OSX installer will not use the AdobePS, instead the Apple LaserWriter driver will be used. The installer will use the same PPDs and ICCs as the OS8/9 installer. During installation both a native and a classic driver will be installed (the classic driver will be the same as the OS8/9 driver). Apple LaserWriter comes pre-installed on OSX, so the sub-installer will only install the PPDs and ICCs.

         This phase of the testing is for the English software, so it will be performed under English OS.

         -Testing will be performed by launching sub-installer.
         -All three printers will be installed, each under a clean OS:
         2500/3500, 1050/1055, 800/5000.
         -Correct ICCs and PPDs are installing based on which model you select -Print from SimpleText can be sent to printer via AppleTalk. At this stage we will not be testing any client applications (Tier 1 applications) or different I/O methods.
         -Correct documentation is installed and can be accessed. Links in help files work.

         Duration - We will have to do at least two rounds of this test. One round for the beta OSX and another round for the GM OSX. In addition, a round of testing will need to be performed whenever a new build is provided in order to confirm fixes. A single round will take 2 days.

         3-Client and I/O testing

         Full Client and I/O testing will only be performed with OSX. OS8/9 testing will only be done with AppleTalk.

         The I/O testing will be performed for both OSX native, and OSX classic modes.

         Model           AppleTalk      IPP       USB       LPR
         ------------------------------------------------------
                         X              X
                         X              X
                         X              X         X
                         X              X                   X


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         Application          OSX Native    OSX Classic
         ----------------------------------------------
         SimpleText           X             X
         Adobe Illustrator    X             X
         Adobe Photoshop      X             X
         Adobe InDesign       X

         Note - we need a list of Tier 1 applications to use for this phase of testing. For OSX native we also need a beta copy of Adobe InDesign for OSX to use for testing purposes.

         -Software installs on a clean environment
         -Correct ICCs and PPDs are installing based on which model you select -Correct documentation is installed and can be accessed
         -HP options appear in Printer Specific Options page
         -Custom page sizes are included
         -Standard page sizes are all available
         -AdobePS 8.7 version is installing for Classic, but not for Native -Chooser allows printer to be configured

         For each model, all I/O methods will be tested from the specified client applications from a single clean environment. The clean environment won't be restored between each I/O method or between each client application.

         Duration - depends on the list of Tier 1 applications. With just Illustrator and Photoshop it will take 2 weeks per round of testing.

         4-Localization

         Only after all above testing is completed will the software be localized. For OS8/9 the software is already localized. For OSX the PPDs will be based on the OS8/9 PPDs provided by HP. The Macro installer will need to be localized. Help files (if any) also will need to be localized during this phase.

         Duration - 2 weeks (this time includes initial localization time and time to fix any found localization problems).

         5-Localization testing

         OS8/9 localization was already done and only minimal testing will be done to ensure product installs and runs. OSX localization needs more thorough testing of the installer and to ensure all components are localized, and that they are installed to the proper location. All localization testing will be done on a clean installation of a localized OS (so OSX French testing will be done on a French version of OSX with a French version of the sub-installer). Only minimal I/O and client testing will be performed on the localized versions.

                                    E   F    I    G    S    Cs   Ct   J    K
         -------------------------------------------------------------------
         9.0.4                      X   X    X    X    X    X    X    X    X

         OSX Native                 X   X    X    X    X              X

         OSX Classic                X   X    X    X    X              X

         -Testing will be performed by launching sub-installer from a localized OS


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OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

         -All three printers will be installed, each under a clean OS: _____, ____ and _____.
         -Correct ICCs and PPDs are installing based on which model you select -Print from SimpleText can be sent to printer via AppleTalk
         -Correct documentation is installed and can be accessed. Links in help files work
         -Localizable components are localized - software must have localized PPD and help files for all OSes, and for 9.0.4 and OSX Classic must have localized AdobePS and plug-ins
         -Localization is correct and there is no clipped text or untranslated text in any of the installer interface

         6-Testing Macro Installer

         The Macro installer needs to detect the OS version, OS locale, and prompt for what printer model to install. It should then launch the appropriate sub-installer. The sub-installers have already been tested under OS8 and OS9 in previous phases, so all we will test here is that the appropriate sub-installer is launched. We will not install the sub-installer components, only confirm that the correct one is launched. At this point the software of OSX will not be localized. For the OS8/9 we will use previously localized files. To test we each language we will install a clean localized OS for that language and make sure that language is properly detected and that the correct sub-installer is launched.

                                    E   F    I    G    S    Cs   Ct   J    K
         -------------------------------------------------------------------
         8.1                        X   X    X    X    X    X    X    X    X

         8.5.1                      X   X    X    X    X    X    X    X    X

         8.6.1                      X   X    X    X    X    X    X    X    X

         9.0.4                      X   X    X    X    X    X    X    X    X

         9.1                        X   X    X    X    X    X    X    X    X

         OSX Native                 X   X    X    X    X              X

         OSX Classic                X   X    X    X    X              X

         -Macro installer recognized what locale OS is and launches correct language sub installer for each model printer on a clean OS
         -Macro installer allows user to select which printer to install -For each OS, all three sub-installers will be launched without restoring a clean OS again Since we will not be running the sub-installer, the system will remain clean. We will only restore a clean OS each time we change language or OS version

         Duration - 45 clean OS8/9 installs and 6 clean OSX installs. OS8/9 will take about 2 weeks per round and OSX will take 1 week per round (additional time needed per clean OSX).

         This phase can begin once localization is complete.

         7-Final testing

         To ensure that all components are functioning, after localization every combination of OS version, OS language, Printer model and software language will be tested. The test will consist of the following steps.


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         -Launch Macro installer and make sure it detects OS language properly
         -Each model that is selected should launch correct sub installer -Correct components are installed
         -A small job can be sent and printed over the network
         -Localization is correct and there is no clipped text or untranslated text in any of the installer interface

         Duration - 3 weeks per round.


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OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                                   EXHIBIT F

                                Account Managers

         HP:

         ___________
         Hewlett Packard Espanola, S.A.
         ___________



         Scanvec Amaible INC
         ___________


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OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                                   EXHIBIT G

                               HP SOFTWARE LICENSE

         ATTENTION: Use of the Software is subject to the HP Software License terms set forth (below).
               Using the software indicates your acceptance of these license terms.
               If you do not accept these license terms, you must return the product for a full refund.
               If the Software is supplied with another product, you may return the entire unused product for a full refund.

         HP Software Product License Agreement (HP DesignJet printer software)

               1. The license is granted in return for purchase of the
                  associated HP DesignJet printer or payment of the appropriate fee as specified by HP.

               2. A nonexclusive license is granted to use the Software soley for user's own internal business purposes on a single computer connected to the single HP DesignJet printer purchased with this Software.

               3. This license binds the customer who opens this Software package and any transferee authorized pursuant to section 8 below. For purposes of this License:

               a) The term "user" means such customer and any authorized transferee;
                  and
               b)        The term "use" means storing, loading, installing,
                  executing, or displaying the Software.

               4. The Software may not be duplicated or copied except for purposes of installing and using it according to the terms of this License, or for archival, backup, error identification, or replacement of defective media. All copies of the Software must bear the copyright and other proprietary notices on or in the original media as well as any restricted rights legends on or in the original media.

               5. This License does not include the right to updates, upgrades, or other enhancements. However, this License does apply to any update, upgrade, or other enhancement provided by HP. HP reserves the right to require an additional license and fee for use of the Software on any upgraded computer, processor or controller.

               6. This license confers no title or ownership in the Software, and confers no rights whatsoever in any associated source code or in any other intellectual property of HP or its third party supplier(s). This License is not a sale of any rights in the Software.

               7. The Software may not be disassembled, decompiled, decrypted, or reverse engineered unless HP's prior written consent is either obtained or not required by law. In some jurisdictions, HP's consent may not be required for disassembly or decompilation. Upon request, the user will provide HP with reasonably detailed information regarding any disassembly, decompilation, decryption, or reverse engineering.

               8. This License is transferable subject to HP's prior written consent and payment to HP of any applicable transfer fee(s), and subject to the transferee's agreement in writing to the terms and conditions of this License. Upon any such transfer, the transferor will immediately deliver


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OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT N-01/01

                  all copies of the Software to the authorized transferee, and the transferor's rights under this License will automatically terminate. This License is also binding on any involuntary transferee.

               9. Any third party supplier of the Software may protect its rights in the Software against violations of this License, including any infringement of the third party supplier's copyright(s).

              10. HP may terminate this License upon notice to the user for failure to comply with this License. Immediately upon the termination of the License, the user will destroy or return to the License, the user will destroy or return to HP all copies of the Software, including all copies from any adaptation into which such copies are merged (except for individual pieces of user data in a related database).

              11. If the Software is licensed for use by the U.S government, the user agrees that the Software has been developed entirely at private expense and is delivered as "Commercial Computer Software" as defined in DFARS 252.227-7013 or as "Restricted Computer Software" as defined in DFAR 52.227-19, as appropriate:

              12. User may not export or re-export the Software or any copy or adaptation in violation of any applications or regulations.

            Note: Adobe is a registered Trademark of Adobe Corporation. All other trademarks that appear in this document are hereby acknowledged.


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